UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 4, 2017
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 4, 2017, the Board of Directors of UnitedHealth Group Incorporated (the “Company”) appointed Dr. Valerie Montgomery Rice and Sir Andrew Witty to serve as independent directors.

Dr. Valerie Montgomery Rice is the President and Dean of the Morehouse School of Medicine, a medical school in Atlanta, Georgia, and has served in that capacity since 2014, and as the EVP and Dean from 2011 to 2014. Prior to joining Morehouse School of Medicine, she served as dean of the School of Medicine and Senior Vice President of Health Affairs at Meharry Medical College from March 2006 to June 2009, and the director of the Center for Women’s Health Research, one of the nation’s first research centers devoted to studying diseases that disproportionately impact women of color, from 2005 to 2011. Montgomery Rice also serves as a Council Member of the National Institute of Health (NIH) National Center for Advancing Translational Science. Montgomery Rice is a Member of the National Academy of Medicine and a renowned infertility specialist and women’s health researcher. She holds a bachelor’s degree in chemistry from the Georgia Institute of Technology and a medical degree from Harvard School of Medicine. Montgomery Rice completed her residency in obstetrics and gynecology at Emory University School of Medicine and her fellowship in reproductive endocrinology and infertility at Hutzel Hospital in Detroit, Michigan.

Sir Andrew Witty was CEO and a board member of GlaxoSmithKline plc, a global pharmaceutical company, from 2008 to April, 2017. He joined GSK in 1985 and, prior to 2008, served in various senior roles in Europe, South Africa, the U.S. and Asia. Witty is Chancellor of the University of Nottingham, a British public research university, and has served in that capacity since January 2013. He is a Business Ambassador for the U.K. Prime Minister. Witty serves on the Singapore Economic Development Board International Advisory Committee, the Council at the London School of Hygiene and Tropical Medicine, and as an Advisor to the Bill and Melinda Gates Foundation. Witty was knighted in the 2012 New Year Honours for services to the economy and the U.K. pharmaceutical industry. He also serves on the board of G1 Therapeutics, Inc.

Montgomery Rice and Witty will each receive compensation for services as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with each of Montgomery Rice and Witty, which requires the Company to indemnify each against certain liabilities that may arise as a result of their status or service as a director. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 1, 2015.

There are no arrangements or understandings pursuant to which either Montgomery Rice or Witty was appointed to serve on the Board of Directors. Neither Montgomery Rice nor Witty has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

At the time of this filing neither Montgomery Rice nor Witty has been appointed to any committees of the Board of Directors.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release issued by UnitedHealth Group Incorporated dated August 7, 2017

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2017

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by UnitedHealth Group Incorporated dated August 7, 2017